          As filed with the Securities and Exchange Commission on June 9, 1999
                                                 Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 COHERENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ----------------------

                DELAWARE                                    94-1622541
     (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)

                            5100 PATRICK HENRY DRIVE
                          SANTA CLARA, CALIFORNIA 95056
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

                            1998 DIRECTOR OPTION PLAN
                                 1995 STOCK PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                             ----------------------

                               ROBERT J. QUILLINAN
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                 COHERENT, INC.
                            5100 PATRICK HENRY DRIVE
                          SANTA CLARA, CALIFORNIA 95056
                                 (408) 764-4000

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------

                                    COPY TO:

                             JUDITH M. O'BRIEN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
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                                                                          PROPOSED               PROPOSED
                                                                           MAXIMUM                MAXIMUM
                                                   AMOUNT                 OFFERING               AGGREGATE            AMOUNT OF
          TITLE OF SECURITIES                      TO BE                    PRICE                OFFERING            REGISTRATION
            TO BE REGISTERED                     REGISTERED             PER SHARE(1)             PRICE(1)               FEE(2)
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
Common Stock
$.01 par value........................             4,850,000               $15.25                $73,962,500            $20,562
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee, based on the closing price of the Registrant's Common Stock as reported by Nasdaq NMS on June 3, 1999.

(2) Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act which provides that the fee shall be 0.000278 multiplied by the maximum aggregate offering price at which such securities are proposed to be offered.

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

                                 COHERENT, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference into this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 26, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 26, 1998 and April 3, 1999, filed pursuant to Section 13(a) of the Exchange Act; and

         (c) The Registrant's Current Reports on Form 8-K, filed on December 18, 1998 and May 4, 1999 pursuant to Section 13(a) of the Exchange Act.

         (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act. The Registrant's Bylaws provides for the mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by Delaware General Corporation Law. The Registrant has entered into an indemnification agreement with each of its officers and directors that provides the Registrant's officers and directors with indemnification to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for a breach of the directors' fiduciary duty as a director to the Registrant and its stockholders, provided that such liability does not arise from certain proscribed conduct. The Registrant also currently maintains officer and director liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  INDEX TO EXHIBITS.

    Exhibit
    Number                         Description of Document
--------------   ----------------------------------------------------------------------------
       4.1       1998 Director Option Plan and form of option agreement
                 thereunder.

       4.2 1995 Stock Plan, as amended, and form of option agreement thereunder.

       4.3       Employee Stock Purchase Plan, as amended, and form of subscription agreement thereunder.

       5.1 Opinion of Counsel as to legality of securities being registered.

      23.1       Consent of Independent Auditors.

      23.2       Consent of Counsel (contained in Exhibit 5.1).

      24.1       Power of Attorney (see page 5).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 8th day of June, 1999.

                       COHERENT, INC.

                       By: /s/ Robert J. Quillinan
                          -----------------------------------------------------
                          Robert J. Quillinan
                          Executive Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Quillinan and Scott H. Miller jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on June 8, 1999.

       SIGNATURE                                           TITLE
----------------------------               ---------------------------------------------
/s/ BERNARD J. COUILLAUD                   President and Chief Executive Officer
------------------------                   (Principal Executive Officer)
Bernard J. Couillaud

/s/ ROBERT J. QUILLINAN                    Executive Vice President and Chief
-----------------------                    Financial Officer (Principal Financial
Robert J. Quillinan                        and Accounting Officer)

/s/ HENRY E. GAUTHIER                      Chairman of the Board of Directors
---------------------
Henry E. Gauthier

/s/ THOMAS SLOAN NELSEN                    Director
-----------------------
Thomas Sloan Nelsen

/s/ FRANK P. CARRUBBA                      Director
---------------------
Frank P. Carrubba

/s/ CHARLES W. CANTONI                     Director
----------------------
Charles W. Cantoni

/s/ JERRY E. ROBERTSON                     Director
----------------------
Jerry E. Robertson

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    EXHIBITS

                             ----------------------

                       Registration Statement on Form S-8

                                 COHERENT, INC.

                                INDEX TO EXHIBITS

      Exhibit
      Number       Description of Document
 --------------    ---------------------------------------------------------------------
        4.1        1998 Director Option Plan and form of option agreement
                   thereunder.

        4.2        1995 Stock Plan, as amended, and form of option agreement thereunder.

        4.3 Employee Stock Purchase Plan, as amended, and form of subscription agreement thereunder.

        5.1 Opinion of Counsel as to legality of securities being registered.

       23.1        Consent of Independent Auditors.

       23.2        Consent of Counsel (contained in Exhibit 5.1).

       24.1        Power of Attorney (see page 5).
